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                                                                    EXHIBIT 99.2

PROXY

                         TIMBER LODGE STEAKHOUSE, INC.
                            4021 VERNON AVENUE SOUTH
                        ST. LOUIS PARK, MINNESOTA 55416

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TIMBER LODGE STEAKHOUSE, INC. The undersigned hereby appoints Dermot F. Rowland and Peter S. Bedzyk, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote as designated below, all the shares of Common Stock of Timber Lodge Steakhouse, Inc. held of record by the undersigned on July 20, 1998, at the Special Meeting of Stockholders to be held on August 28, 1998 and any postponements or adjournments thereof.

     PLEASE DATE, SIGN ON REVERSE SIDE AND RETURN IN THE ACCOMPANYING ENVELOPE.

1. Approval of the merger of Timber Lodge Steakhouse, Inc. with TLS Acquisition Corp. pursuant to the Amended and Restated Agreement and Plan of Merger dated as of June 9, 1998, as amended, among GB Foods Corporation, Timber Lodge Steakhouse, Inc., and TLS Acquisition Corp.

              [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before such meeting or any and all postponements or adjournments thereof.

     THIS PROXY FORM, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THE PROXIES WILL VOTE FOR THE PROPOSAL LISTED IN ITEM 1 ABOVE, AND IN THEIR DISCRETION ON MATTERS DESCRIBED IN ITEM 2.

                       DO YOU PLAN TO ATTEND THE MEETING?

                          YES  [ ]            [ ]  NO

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature
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Signature if held jointly
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Dated:
------------------, 1998

     Please sign exactly as your name appears below. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.